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                          BUILDERS PROLOAN FUND, INC
                            DISTRIBUTION AGREEMENT


      This Distribution Agreement is made this 21st day of October, 1997, by and between Builders ProLoan Fund, Inc., a Maryland corporation (the "Fund"), and Huntleigh Fund Distributors, Inc., a Missouri corporation (the "Distributor").

      WHEREAS, the Fund is registered as an openend, nondiversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered and intends to register or qualify its shares of common stock (the "Shares") for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and various state securities laws; and

      WHEREAS, the Fund intends to offer for public sale one or more distinct series of Shares, each corresponding to a distinct portfolio ("Portfolio"); and

      WHEREAS, the Fund wishes to retain the Distributor as the Fund's distributor in connection with the offering and sale of the Shares of each Portfolio and to furnish certain other services to the Fund as specified in this Agreement; and

      WHEREAS, this Agreement has been approved by a vote of the Board of Directors of the Fund and disinterested Directors in conformity with Paragraph (b)(2) of Rule l2b1 under the 1940 Act; and

      WHEREAS, the Distributor is willing to act as distributor of the Shares and to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   Appointment of Distributor.  The Fund hereby appoints the
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Distributor as distributor in connection with the offering and sale of the
Shares. The Fund authorizes the Distributor as exclusive agent for the Fund, subject to applicable federal and state law and the Articles of Incorporation, By-Laws and current Prospectus and Statement of Additional Information of the Fund to: (a) promote the Portfolios; (b) solicit orders for the purchase of the Shares of the Portfolios subject to such terms and conditions as the Fund may specify; (c) hold itself available to receive orders for the purchase of the Shares of the Portfolios and to accept such orders on behalf of the Fund as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Fund and its transfer agent; and (d) provide a telephone number and hold itself available to answer telephone inquiries from shareholders regarding their investments in the Fund. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement (defined below). The Distributor shall offer the Shares of each Portfolio on an agency or "best efforts" basis under which the Fund shall only


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issue such Shares as are actually sold.  In connection with such sales and offers of sales, the Distributor shall give only such information as is permitted by applicable law, and the Fund shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents. The Fund reserves the right at any time to withdraw all offerings of the Shares of any or all Portfolios by written notice to the Distributor at its principal office.

     2.   Fund Obligations.  The Fund shall keep the Distributor fully
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informed of its affairs and shall make available to Distributor copies of all information, financial statements, and other papers which Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of a Portfolio as the Distributor may request, and the Fund shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

     3.   Sales to Dealers.  With the consent of the Fund, the
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Distributor may enter into agreements to sell Shares to registered and qualified retail dealers.

     4.   Public Offering Price.  The public offering price of the
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Shares of each Portfolio shall be the net asset value per Share (as determined by the Fund) of the outstanding Shares of the Portfolio plus any applicable sales charge as set forth in the then effective Registration Statement of the Fund. The Fund shall furnish (or arrange for another person to furnish) the Distributor with a quotation of public offering price on each business day.

     5.   Compensation.  As compensation for providing services under
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this contract the Distributor shall retain the sales charge, if any, on purchases of Shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the sales charge, if any. The Distributor may reallow any or all of such sales charges to dealers who have entered into agreements with the Distributor as it may from time to time determine. Whether a sales charge shall be retained by the Distributor shall be determined in accordance with the Registration Statement. The Distributor also shall receive from each Portfolio distribution and/or service fees at the rate and under the terms and conditions of the Distribution Plan ("Plan") adopted by the Fund with respect to such Portfolio, as such Plan is in effect from time to time, and subject to any further limitations on such fee as the Board of Directors may impose.

     6.   Distributor's Expenses.  The Distributor shall finance
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activity which is intended to result in the sale and retention of Shares of each Portfolio including, but not limited to, compensation paid to registered representatives of the Distributor and to participating dealers, if any, which have entered into sales agreements with the Distributor, advertising, salaries and other expenses of the Distributor relating to selling or servicing efforts, expenses of organizing and conducting sales seminars, printing of Prospectuses, Statements of Additional Information

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and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature and other sales promotion expenses. Except as specifically provided in this Agreement, the Fund and the Portfolios shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

     7.   Fund Expenses; Reimbursement.
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              (a) Subject to the provisions of this Paragraph 7, the Fund agrees, at its own expense, to register the Shares with the Securities and Exchange Commission, to make notification filings and pay fees as required by the various states and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. Each Portfolio shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Portfolio's communications with persons who are shareholders of that Portfolio.

              (b) There have been certain necessary organizational and other expenses incurred by the Fund, which are properly expenses of the Fund, that have been and will in the future be paid by the Distributor or affiliated companies of the Distributor by reason of the fact that the Fund was not capitalized when such expenses were or will be incurred, including, but not limited to: expenses of organizing the Fund; filing fees and expenses relating to the registration and qualification of the Fund's shares and the Fund under federal securities laws; fees payable to any state or jurisdiction in which the Fund's shares will be offered for sale; costs of any insurance or fidelity bonds; legal, accounting and auditing expenses; costs of preparing share certificates; (such expenses hereinafter referred to as "Organizational Expenses").

              (c) Upon the effective date (the "Effective Date") of the Fund's Form N-1A Registration Statement filed with the Securities and Exchange Commission, the Fund shall be obligated to reimburse and pay to the Distributor, or such affiliated companies of the Distributor as the Distributor may designate, the amounts expended and to be expended by the Distributor and its affiliates for the Organizational Expenses. The Distributor shall provide to the Fund copies of invoices or receipts, copies of cancelled checks or other evidence of payment of the Organizational Expenses for which reimbursement from the Fund is due hereunder. Subject to (d) below, reimbursement to the Distributor hereunder shall be made as the Organizational Expenses are amortized over five (5) years by the Fund, without interest, with each such reimbursement payable not later than 30 days after the Effective Date and each anniversary date thereafter.

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              (d)  In the event the ratio of the Fund's total operating
              expenses, including Organizational Expenses payable in a fiscal year, to average net assets for the fiscal years commencing on the effective date and ending December 31, 1998 through December 31, 2002 exceeds .18%, the Distributor shall waive its 12b-1 distribution fee attributable to such period and pay to The Fund any additional amount of such excess; provided, however, there shall be excluded from such expenses the amount of any management fees and expenses payable to the Fund's investment adviser or subadviser, any interest, taxes, brokerage fees and commissions, 12b-1 distribution fees and expenses and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Any fee returned or waived or payments made by the Distributor pursuant hereto shall be reimbursed by the Fund in subsequent fiscal years to the extent operating expenses are less than the percentage limitation set forth herein; provided, however, that for so long as the Distributor continues to be the exclusive distributor of the Fund, no such reimbursement shall be made in any fiscal year which is more than three full fiscal years after the period in which the fee was returned or waived or such payment was made, and all reimbursements will be credited on a first-in, first-out basis.

             (e)  Anything to the contrary herein notwithstanding, in the event of the termination or non-renewal of this Distribution Agreement, the Distributor's obligations under (c) and (d) above shall immediately cease, and the Fund shall continue to be obligated to reimburse the Distributor as provided in (c) and (d) above.

             (f)  Not later than November 15 in each year, the Fund shall consult with the Distributor regarding the budget of operating expenses for the next fiscal year, which budget shall be designed to be reasonable in light of the history and the prospective operations of the Fund. If in any year an expense will cause the relevant line item in the budget to be exceeded, the Fund will give the Distributor notice and an opportunity to consult with the Fund with respect to such expense prior to such incurrence.

     8.    Indemnification By the Fund.  The Fund agrees to indemnify,
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defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect

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the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     9.    Indemnification by the Distributor.  The Distributor agrees
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to indemnify, defend and hold harmless the Fund and its Portfolios, its several officers and trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading.

     10.   Share Certificates.  The Fund shall not issue certificates
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representing Shares unless requested by a shareholder.  If such request is transmitted through the Distributor, the Fund will cause certificates evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct.

     11.   Repurchase of Shares.  The Distributor at its sole discretion
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may repurchase Shares offered for sale by the shareholders.  Repurchase of
Shares of any Portfolio by the Distributor shall be at the net asset value of the applicable Portfolio next determined after a repurchase order has been received, less any applicable redemption fee. the Distributor will receive no commission or other remuneration for repurchasing Shares. On each business day, the Distributor shall notify by telex or in writing the Fund and the Fund's transfer agent of the orders for repurchase of shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of shareholders offering Shares for repurchase.
Upon such notice, the Fund shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such shares in cash or in the form of a credit against moneys due the Fund from the Distributor as proceeds from the sale of Shares. The Fund reserves the right to suspend such purchases with respect to any or all Portfolios upon written notice to the Distributor. the Distributor further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder requests for redemption of Shares.

     12.   Status of Distributor.  The Distributor is an independent
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contractor and shall be an agent for the Fund only with respect to the sale and repurchase of the Shares.

     13.   Non-Exclusive Services.  The services of the Distributor to
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the Fund under this Agreement are not to be deemed exclusive, and the
Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

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     14.   Reports of the Distributor.  The Distributor shall provide to
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the Board of Directors and the Board shall review, at least quarterly, or at such other intervals as reasonably requested by the Board, a written report of the amounts expended under the Fund's Distribution Plan and the purposes for which such expenditures were made. The Distributor shall prepare such other reports and provide such other information for the Board of Directors upon request concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board.

     15.   Definitions.  As used in this Agreement, the term "Registration
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Statement" shall mean the Registration Statement most recently filed by the
Fund with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean the current form of Prospectus(es) and Statement(s) of Additional Information filed by the Fund as part of the Registration Statement. Additionally, the term "net asset value" shall have the meaning ascribed to it in the Fund's Articles of Incorporation; and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

     16.   Effectiveness of Agreement.  This Agreement shall become
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effective upon the date hereabove written, provided that, with respect to a
Portfolio, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board of Directors and by vote of a majority of those trustees who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (all such trustees collectively being referred to herein as the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such action.

     17.   Termination of Agreement.  Unless sooner terminated as
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provided herein, this Agreement shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors or with respect to any given series by vote of a majority of the outstanding voting securities of such Portfolio. Notwithstanding the foregoing, with respect to any Portfolio, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of such Portfolio on 60 days' written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Fund or such Portfolio. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Portfolio. This Agreement automatically will terminate in the event of its assignment.

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     18.   Amendments.  No provision of this Agreement may be changed,
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waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     19.   Governing Law.  This Agreement shall be construed in accordance
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with the laws of the State of Missouri, without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Missouri conflict with the applicable provisions of the 1940 Act, however, the latter shall control.

     20.   Notice.   Any notice required or permitted to be given by either
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party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

     21.   Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.


                                              BUILDERS PROLOAN FUND, INC.


                                              By: /s/ John W. Stewart
                                                 ------------------------------
                                                      John W. Stewart
                                                    President and Chairman


                                              HUNTLEIGH FUND DISTRIBUTORS, INC.


                                              By: /s/ James A. Winkelmann
                                                 ------------------------------
                                                     James A. Winkelmann
                                                          President

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